THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
("ACT"), NOR HAS IT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF
ANY STATE. NO TRANSFER OF THIS NOTE WILL BE PERMITTED UNLESS A REGISTRATION
STATEMENT UNDER THE ACT IS IN EFFECT AND AS TO SUCH TRANSFER, THE TRANSFER IS
MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT OR AS OTHERWISE PERMITTED BY
BORROWER, OR IN THE OPINION OF COUNSEL SATISFACTORY TO BORROWER REGISTRATION
UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT
AND WITH APPLICABLE STATE SECURITIES LAWS.

                                 PROMISSORY NOTE

Principal Amount:                                                Atlanta, GA
$10,000.00                                                      April 20, 2004

        FOR VALUE RECEIVED, the undersigned, Itrex International Corporation.
("Borrower"), a Delaware corporation and wholly owned subsidiary of ORBIT BRANDS
CORPORATION f/k/a OrbitTRAVEL.com Corporation, ("ORBIT") promises to pay to the order of ________________. ("Lender"), in lawful money of the United States of
America, the principal sum of ____________and No/100 Dollars ($00.00) together with interest thereon from the date hereof until this Note is paid in full.

1. Repayment of the Principal Sum. The Principal Sum shall be due and payable in one (1) installment of ____________ and No/100 Dollars ($00.00) 365 days following the date set forth above or One Year from the date of execution (the
"Maturity Date").

2. Interest: Interest shall accrue on the Principal Sum commencing the date set forth above (the "Interest Accrual Date"). From the Interest Accrual Date until the Maturity Date, interest shall accrue on the unpaid Principal Sum at the rate of twelve percent (12%) per annum. Unless this Note is converted in accordance with Section 3 below, accrued and unpaid interest shall be payable, together with the unpaid Principal Sum, on the Maturity Date. If the Maturity Date should fall on a weekend or national holiday, payment shall be due on the following business day. Interest on this Note shall be computed on the basis of the actual number of days elapsed during which the unpaid Principal Sum is outstanding, divided by a year of three hundred sixty-five (365) days. All payments under this Note shall be applied first to the payment of accrued and unpaid interest with the remainder applied to the unpaid Principal Sum.

(a) Increased Rate After Maturity Date: If, by the Maturity Date: (i) this
    Note has not been converted in accordance with its terms; or (ii) the
    Borrower does not repay the Principal Sum and any accrued interest thereon, then the interest rate attributable to the Principal Sum shall increase to fifteen percent (15%) per annum.
(b) Conversion: Lender agrees that all principal and interest represented by this Note shall, at the sole option of Borrower's parent, ORBIT
    BRANDS, convert into fully paid and non-assessable shares of the common stock of ORBIT BRANDS CORPORATION ("ORBIT") at the price (the
    "Conversion Price") of One and One Half Cents ($0.015) per share, at any time before the Maturity Date of this note, without any action on the part of the Lender IN SHARES OF THE COMPANY'S COMMON STOCK at a
    basis of $0.015 per share on a pre reverse stock split basis. The company shall, at its election, force the conversion of the private placement contained herein to the COMMON STOCK of the company on or before December 30, 2004. The Seller shall be entitled to post reverse conversions of the convertible preferred into the common stock of the company on a basis of 85% of market on a per share basis on 50% of the aggregate amount. The company hereby provides lender with demand and piggyback registration rights. The company shall register the converted shares on a best efforts basis.
3. Registration of Conversion Shares: Any shares of ORBIT issued to Lender in accordance with the conversion right set forth in Section 3 of this Note (the
"Conversion Shares") shall, following the conversion, be registered by ORBIT in

                                       1

Lender's name. Orbit Travel agrees that Lender shall have "Piggy back" rights to have such shares included in my registration statement file by ORBIT other than a registration statement on Form S-4 or S-8, all expenses of such registration shall be borne by ORBIT.

4. Representations and Warranties of Borrower: Borrower represents and warrants that:

(a) Borrower is a corporation duly organized and existing under the laws of the state of Delaware. It has the power to own its property and to carry on its business as it is now being conducted.

(b) Borrower has full power and authority (corporate, and other) to borrow the sums provided for in this Note, to execute and deliver this Note and any other instrument or agreement required under this Note, and to perform and observe the terms and provisions of this Note and of all such other notes, instruments, and agreements;

(c) The officers of Borrower executing this Note are duly and properly in office and fully authorized to execute it; and

(d) This Note has been duly authorized, executed, and delivered by
    Borrower, and is a legal, valid, and binding agreement of Borrower, enforceable against it in accordance with its terms, and any other instrument or agreement required under this Note has been so authorized and, when executed and delivered, will be similarly valid, binding, and enforceable.

5. Events of Default: The occurrence of any of the events set out below (Events of Default) shall, at the option of the Lender, make all interest and principal remaining due under this Note immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind, except as specified herein:

(a) Borrower shall fail to pay, within sixty (60) days after the date when due, any installment of interest or principal in accordance with the terms of this Note;

(b) Any representation or warranty by Borrower in this Note or in any agreement, instrument, or certificate executed under this Note shall prove to have been false or misleading in any material respect when made;

(c) Borrower shall file any petition or action for relief under any bankruptcy, arrangement, reorganization, insolvency, or moratorium law, or any other law or laws for the relief of or relating to debtors, or shall, with respect to any involuntary petition or action for relief under such law or laws, consent or fail to timely object to the relief requested in such petition;

(d) An involuntary petition shall be filed under any bankruptcy statute against Borrower, or a receiver, trustee, custodian, or similar officer of the court shall be appointed to take possession of all or any substantial part of Borrower's properties, unless such petition or appointment is dismissed or withdrawn or ceases to be in effect within sixty (60) days from the date of the filing or appointment,

6. Notices: Any communications between the parties or notices provided for in this Note may be given by mailing them, first class, postage prepaid, and to:

         Lender at:
                                                     SSN:

       and to Borrower at:
         Itrex International Corporation or ORBITTRAVEL.COM CORPORATION
         P.O. Box 940-100
         Maitland, Florida 32794
         Attention:  Joseph R. Cellura, Chairman & CEO

or to such other address as either party may indicate to the other in writing after the date of this Note.

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7. Assignment: This Note shall bind and inure to the benefit of the parties and their respective successors and assigns; provided, however, that Borrower shall not assign this Note or any of the rights, duties, or obligations of Borrower under this Note without the prior written consent of Lender.

8. No Waiver: No delay or omission to exercise any right, power, or remedy accruing to Lender on any breach or default of Borrower under this Note shall impair any such right, power, or remedy of Lender, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence in such breach or default, or waiver of or acquiescence in any similar breach or default occurring later; nor shall any waiver of any single breach or default be considered a waiver of any other prior or subsequent breach or default. Any waiver, permit, consent, or approval of any kind by Lender of any breach or default under this
Note, or any waiver by Lender of any provision or condition of this Note, must be in writing and shall be effective only to the extent specifically set forth in that writing. All remedies, either under this Note or by law or otherwise afforded to Lender, shall be cumulative and not alternative.

9. Attorney's Fees: In the event of any legal action or suit in relation to this
Note or any note or other instrument or agreement required under this Note, or in the event that Lender incurs any legal expense in protecting its rights under this Note or under any security agreement in any legal proceeding, Borrower, in addition to all other sums which Borrower may be called on to pay, will pay to
Lender the amount of such legal expense and will, if Lender prevails in such action, pay to Lender a reasonable sum for its attorney's fees and all other costs and expenses.

10. Governing Law: This Note shall be interpreted under the laws of the State of
Florida, without giving effect to the conflict of law principles thereof.

                                       Itrex International Corporation,
                                       A Delaware Corporation
                                       By its:  ____________________
                                       Title: Chairman & CEO

                                       OrbitTRAVEL.com Corporation,
                                       A Delaware Corporation
                                       By its:  ___________________
                                       Title: Chairman & CEO